[MULTIPLIER] 1

                                    EXHIBIT 11

                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                               PAB BANKSHARES, INC.
                                --------------------

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                       ------------------------
                                                         1998           1997
                                                       ----------     ----------

   Basic Earnings Per Share:
   -------------------------
    Average shares outstanding                         7,371,480      7,354,764
                                                      ==========     ==========

   Diluted Earnings Per Share:
   ---------------------------
    Average shares outstanding                         7,371,480      7,354,764
                                                      ----------     ----------
    Average options outstanding:
      With exercise price of $12.50                      144,000        144,000
      With exercise price of $20.125                     131,500        131,500
      With exercise price of $24.125                      46,500            -0-
      With exercise price of $21.625                       3,000            -0-
                                                      ----------     ----------
    Proceeds from assumed exercise of options
      outstanding                                     $5,633,126      4,446,438
    Average market price per share during the period  $    24.11          22.26
                                                      ----------     ----------

    Assumed shares repurchased                           233,673        199,793
                                                      ----------     ----------

    Common stock equivalents of options outstanding       91,327         75,707
                                                      ----------     ----------

    Average shares outstanding                         7,462,807      7,430,471
                                                      ==========     ==========

   Earnings Per Share:
   -------------------
    Net Income                                        $4,509,499      3,984,354
                                                      ==========     ==========

    Basic Earnings Per Share                          $      .61            .54
                                                      ==========     ==========

    Diluted Earnings Per Share                        $      .60            .54
                                                      ==========     ==========